EXHIBIT 10.41
INDEMNITY AGREEMENT

THIS AGREEMENT made as a deed effective as of the ___day of _______, _______ BETWEEN:
IBEX LIMITED, an exempted company incorporated under the Bermuda of Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda
(the “Company”)

AND:

NAME
(the “Indemnitee”)

WHEREAS, at the request of the Company, the Indemnitee has agreed to act as an officer of the Company and the Company has agreed to indemnify the Indemnitee against liability incurred by the Indemnitee as a result of acting as an officer of the Company on the terms and conditions set out in this agreement (the “Agreement”).

NOW THEREFORE in consideration of these premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto covenant and agree as set forth below.

1.DEFINITIONS

1.1For the purposes of this Agreement:

(a)“Action” means any action, inquiry, investigation, suit or other proceeding before a court, arbitrator or other tribunal in which a Claim is brought, made or advanced by or against the Indemnitee;

(b)“Claim” means any charge, claim, cost, damage, expense, fine, liability, loss or penalty contemplated by Section 1.1 of this Agreement;

(c)“Fraudulent or Dishonest Actions” means with respect to a Indemnitee (i) the Indemnitee’s plea of guilty or nolo contendere to, or conviction of, (A) a felony (or its equivalent in a non-United States jurisdiction) or (B) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company, any Subsidiary or a successor to Company or a Subsidiary, as determined by the Company Board of Directors in its sole discretion, or that legally prohibits the Indemnitee from working for the company, any of Subsidiary or a successor to Company or a Subsidiary; (ii) a breach by the Indemnitee of a regulatory rule that adversely affects the Indemnitee’s ability to perform the Indemnitee’s duties as an employee or officer to the Company, any Subsidiary or a successor to the Company or a Subsidiary, in any material respect; or (iii) the Indemnitee’s failure, in any material respect, to (A) perform in all material respects, the Indemnitee’s duties as an officer, (B) comply in all material respects with the applicable policies of the Company, or any Subsidiary, or a successor to the Company or a Subsidiary, or (C) comply with covenants contained in any agreement between Indemnitee and the Company or a Subsidiary or a successor to the Company or Subsidiary.

(d)“Judgment” means an award of damages or other monetary compensation made in an Action or any amounts the Indemnitee is ordered to pay by any court, arbitrator or other tribunal or any government, governmental department, body, commission, board, bureau, agency or instrumentality having proper jurisdiction as a result of any Claim brought, made or advanced by or against the Indemnitee; and

(e)“Settlement” means an agreement to compromise a Claim or an Action.

(f)“Subsidiary” means any corporation or other entity in an unbroken chain of companies, corporations or other entities beginning with the Company if each of the companies, corporations or other entities, or group of commonly controlled companies, corporations or other entities, other than the last company, corporation or other entity in the unbroken chain then owns shares, stock or other equity interests possessing 50% or more of the total combined voting power of all classes of shares, stock or other equity interests in one of the other companies, corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity.

2.INDEMNITY

2.1Scope of Indemnity

Subject to the provisions hereunder, the Company will, to the fullest extent possible under applicable law, indemnify and save harmless the Indemnitee from and against:

(a)any and all charges and claims of every nature and kind whatsoever, including any legal proceeding or investigative action (whether current, threatened, pending or completed) to which the Indemnitee is or may be joined as a party or is or may be liable for in respect of a judgment, award, penalty, fine, or expenses, which may be brought or made by any person, firm, partnership, corporation or by any governmental department, body, commission, board, bureau, agency or instrumentality against the Indemnitee in connection with the Indemnitee’s execution of the duties of an officer of the Company (a “Proceeding”);

(b)any and all costs, damages, judgments, settlement payments, expenses (including legal fees and disbursements on a full indemnity basis), fines, penalties, liabilities (statutory or otherwise), losses, including, without limitation, the costs of preparing for and appearing

2

(provided that the Indemnitee shall not be entitled to be reimbursed for his time spent preparing or appearing to the extent he is being paid for such time by his then-current employer) at examinations, trials, hearings, government inquiries or commissions which the Indemnitee may sustain, incur or be liable for in consequence of the Indemnitee acting as an officer of the Company, whether sustained or incurred by reason of the Indemnitee’s negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the Company or any of its affairs. For the avoidance of doubt, if the Company appoints and pays for counsel to defend an Action on behalf of the Indemnitee as required by this Agreement, then the Indemnitee shall not be entitled to be indemnified for legal fees and disbursements of separate counsel (i.e., in addition to counsel appointed and paid for by the Company), subject to the third paragraph of Section 3.5.

2.2Limitation on Indemnification

Notwithstanding the provisions of Section 2.1 of this Agreement, the Company will not be obligated to indemnify or save harmless the Indemnitee if the actions of the Indemnitee were Fraudulent or Dishonest Actions.

2.3Advance Payment of Expenses

The Company will pay to the Indemnitee any expenses actually and reasonably incurred by the Indemnitee in advance of the final disposition of a Proceeding provided that the Indemnitee has delivered to the Company a written undertaking that, if the Company is not ultimately required to so indemnify the Indemnitee by Section 2.2 of this Agreement, the Indemnitee will immediately repay to the Company the amounts that the Company advanced to the Indemnitee.

2.4Court Approval of Indemnity

If any payment by the Company under Section 2.1 of this Agreement requires the approval of any court, the Company, at its own expense and in good faith, will promptly take all necessary proceedings to obtain such approval, or if the Company fails to promptly take such steps, the Company hereby authorizes the Indemnitee to take such steps on behalf of the Company, and the Company will pay to the Indemnitee all reasonable costs related thereto.

2.5Taxable Benefits

The Company will gross-up any indemnity payment made pursuant to this Agreement by the amount of any income tax payable by the Indemnitee in respect of that payment.

2.6Enforcement Costs

The Company will indemnify the Indemnitee for the amount of all reasonable costs incurred by the Indemnitee in obtaining any court approval required to enable or require payment under or in enforcing this Agreement, including, without limitation, legal fees and disbursements on a full indemnity basis.

3

2.7Re-Election

The obligations of the Company under this Agreement continue after and are not affected in any way by the re-election or re-appointment from time to time of the Indemnitee as an officer of the Company.

2.8Indemnitee’s Compensation

The obligations of the Company under this Agreement are not diminished or in any way affected by:

(a)the Indemnitee holding from time to time any direct or indirect financial interest in the Company;

(b)payment to the Indemnitee by the Company of any fees, salary, wages, or any other form of compensation or remuneration; or

(c)except as otherwise herein provided, any directors’ and officers’ or trustees’ liability insurance for the benefit of the Indemnitee placed by or on behalf of the Indemnitee or the Company.

2.9Insurance Limitation

Notwithstanding the provisions of Section 2.8 of this Agreement, the Company will have no obligation to indemnify or save harmless the Indemnitee in respect of any liability for which the Indemnitee is entitled to indemnity pursuant to any valid and collectible policy of insurance obtained and maintained by the Company, to the extent of the amounts actually collected by the Indemnitee under such insurance policy. Where partial indemnity is provided by such insurance policy, the obligation of the Company under Section 2.1 of this Agreement will continue in effect but will be limited to that portion of the liability for which indemnity is not provided by such insurance policy.

3.DEFENCE

3.1Notice of Claim

Upon the Indemnitee or the Company becoming aware of any pending or threatened Claim or Action, written notice will be given by or on behalf of the party becoming so aware to the other party as soon as is reasonably practicable.

3.2Right to Conduct an Investigation

The Company will conduct such investigation of each Claim as is reasonably necessary in the circumstances and will pay all costs of such investigation.

3.3Defence of Action

Subject to Section 3.6 of this Agreement, the Company will defend, on behalf of the Indemnitee, any Action, even if the Claim upon which the Action is founded is frivolous, vexatious, groundless, false or fraudulent.

4

3.4Appointment of Counsel

(a)The Company will consult with and pay reasonable heed to the Indemnitee concerning the appointment of any defense counsel to be engaged by the Company in fulfilment of its obligation to defend an Action pursuant to Section 3.3 of this Agreement; thereafter the Company will appoint counsel.

(b)Notwithstanding the prior paragraph, the Indemnitee may, at its own expense (without any right to indemnification for such expenses), retain separate counsel to advise the Indemnitee in connection with the Action, but such counsel may not file an appearance in connection with such Action.

(c)In the event that the counsel appointed by the Company advises that it is unable to represent both the Indemnitee and the Company because of a conflict or potential conflict between the Company and the Indemnitee, then the Company shall appoint and pay for separate counsel for the Indemnitee (after consulting with and paying reasonable heed to the Indemnitee concerning the appointment of such counsel) in fulfilment of its obligations under this Agreement. The Indemnitee shall instruct such counsel in the defense of such Action, and such counsel may file an appearance.

3.5Settlement Negotiations

With respect to a Claim or Action for which the Company is obliged to indemnify the Indemnitee hereunder, the Company may conduct negotiations towards a Settlement and, with the written consent of the Indemnitee (which consent will not be unreasonably withheld or delayed), the Company may make such Settlement as it deems expedient; provided, however, that the Indemnitee will not be required, as part of any proposed Settlement, to admit liability or agree to indemnify the Company in respect of, or make contribution to, any compensation or other payment for which provision is made by such Settlement.

3.6Failure to Consent to Settlement

With respect to a Claim or Action for which the Company is obliged to indemnify the Indemnitee hereunder, if the Indemnitee fails to consent to the terms of a proposed Settlement that is otherwise acceptable to the Company and the claimant, the Company may require the Indemnitee to negotiate or defend the Claim or Action independently of the Company and in such event any amount recovered by such claimant in excess of the amount for which Settlement could have been made by the Company will not be recoverable under this Agreement, it being further agreed by the parties that, under such circumstances, the Company will only be responsible for legal fees and costs up to the time at which such Settlement could have been made.

3.7Settlement in Certain Circumstances

The Company, in consultation with the Indemnitee, will have the right to negotiate a Settlement in respect of any Judgment which is founded upon conduct specified in Section 2.2 of this Agreement. In the event that the Company, in consultation with the Indemnitee, negotiates such Settlement, the Indemnitee will pay any compensation or other payment for which provision is made under the Settlement and will not seek indemnity or contribution from the Company in respect of such compensation or payment. The

5

Indemnitee will pay to the Company, within 30 days of the Company making demand therefor, all fees, costs and expenses (including legal fees and disbursements on a full indemnity basis) that result from the defence of the Claim or the Action in respect of which the Settlement was made in connection with conduct specified in Section 2.2 of this Agreement, including the cost of any investigation undertaken by the Company in connection therewith, through the date the Settlement was made.

3.8Payment of Judgment

The Company will pay any Judgment that may be given against the Indemnitee unless any of the circumstances in Section 2.2 applies to the Action in respect of which the Judgment is given or unless and to the extent the Indemnitee is otherwise entitled to indemnity under a policy of insurance as contemplated by Section 2.9 of this Agreement and, in either case, the Indemnitee will pay to the Company, within 30 days of the Company making demand therefor, all fees, costs and expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence and appeal of the Action, including the costs of any investigation undertaken by the Company in connection with the Action.

4.GENERAL

4.1Resignation

Nothing herein contained will in any way affect the Indemnitee’s right to resign from the Indemnitee’s position as an officer of the Company or any Subsidiary. Subject to Section 2.2, the obligations of the Company hereunder will continue after and are not affected in any way by the Indemnitee ceasing to be an officer or employee of the Company or any Subsidiary, whether by resignation, removal, dismissal without cause, death, incapacity, disqualification under applicable law or otherwise.

4.2Non-Guarantee of Employment or Service.

Nothing herein contained shall confer any right on an Indemnitee to continue in the service as an officer or employee, or in Indemnitee’s same role of service, to the Company or any Subsidiary or shall interfere in any way with the right of the Company or any Subsidiary to terminate such service or reduce such service in any way, at any time, with or without cause or notice.

4.3Survival

The indemnity herein provided for will survive the termination of the Indemnitee’s position as an officer of the Company and will continue in full force and effect thereafter.

4.4Timing of Payments

Unless stated otherwise, all monies to be paid hereunder will be paid within 30 days of becoming payable.

4.5Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect. The parties hereto

6

agree to negotiate in good faith to agree to a substitute provision that will be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

4.6Further Assurances

Each party hereto agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

4.7Enurement and Assignment

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. No party hereto may assign this Agreement without the prior written consent of the other party. In the event that another person becomes the assignee of, or successor in interest to, all or substantially all of the assets of the Company, the Indemnitee may require the Company to assign this Agreement to such person and to obtain such person’s agreement to be bound by this Agreement as if an original signatory hereto.

4.8Time of the Essence

Time shall be of the essence with respect to this Agreement.

4.9Governing Law and Conflict

This Agreement will be exclusively construed and governed by the laws in force in Bermuda, and the courts of Bermuda will have exclusive jurisdiction to hear and determine all disputes arising hereunder. Each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This Section will not be construed to affect the rights of a party to enforce a judgment or award outside said province, including the right to record and enforce a judgment or award in any other jurisdiction. If such governing law affords the Indemnitee more protection or conflicts in any way with this Agreement, the provision that affords the Indemnitee the most protection, whether it be by law or this Agreement, shall prevail.

4.10Remedies Cumulative

The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution of any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

4.11Counterparts and Delivery by Electronic Transmission

This Agreement may be executed in any number of counterparts and delivered by electronic transmission, each of which when executed and delivered, will be deemed to be an original and all of which when taken together, will constitute one and the same Agreement.

7

4.12Waivers

No waiver of any provision of this Agreement is binding unless it is in writing and signed by all the parties to this Agreement except that any provision that does not give rights or benefits to particular parties may be waived in writing, signed only by those parties who have rights under, or hold the benefit of, the provision being waived if those parties promptly send a copy of the executed waiver to all other parties. No failure to exercise, and no delay in exercising, any right or remedy under this Agreement will be deemed to be a waiver of that right or remedy. No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision or of any similar provision.

4.13Amendments

Except as permitted for certain waivers in Section 4.12 of this Agreement, no amendment, supplement, restatement or termination of any provision of this Agreement is binding unless it is in writing and signed by each party to this Agreement at the time of the amendment, supplement, restatement or termination.

4.14Entire Agreement

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral, express or implied, statutory or otherwise, between the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF the parties hereto have signed, sealed and delivered this Agreement as a deed effective as of the date first written above.

Executed for and on behalf of
IBEX Limited

Witnessed by:
Authorised Signature	Signature
Name (Printed)	Name (Printed)
Title	Title

Indemnitee; Officer

Witnessed by:
Signature	Signature
Name (Printed)	Name (Printed)
Title

9